EXHIBIT 99.1

MILLER ENERGY RESOURCES REPORTS FIRST QUARTER RESULTS
——————————————————————————
Reports 57% Increase in Revenues to $13 Million

KNOXVILLE, Tenn. - (September 9, 2013) -Miller Energy Resources, Inc. (“Miller”) (NYSE: MILL) reported its results today for the first quarter of fiscal 2014, which ended July 31, 2013. Revenues for the quarter were $13.0 million compared to $8.3 million in the first quarter of the prior fiscal year. Net loss attributable to common stockholders for the first quarter of fiscal 2014 was $9.4 million, or $0.22 per diluted share, compared to net income attributable to common stockholders of $0.2 million, or $0.00 per diluted share, in the first quarter of fiscal 2013.
“We are continuing to see major increases in production in Alaska,” stated Scott Boruff, CEO of Miller Energy Resources. “In the second half of the first quarter, we brought our RU-2A well online, which has been our highest producing oil well to date, averaging 1,307 bopd during the quarter. This well alone contributed $4.1 million to our revenues for the quarter."
“We are also very excited about our most recently completed sidetrack, RU-1A, which came online in mid-August 2013. The oil well showed a 14-day average initial production rate of 754 bopd, but we have been running the well at a reduced speed while we analyze formation response. Once the analysis is complete, we will adjust the pump speed accordingly to maintain optimal formation stability."
“Our RU-5B sidetrack is underway and is ahead of schedule, under budget, and nearly complete. We expect to bring the well online in about two weeks. In addition, we are making considerable progress on both our Sword #1 oil well and our onshore gas well at Olson Creek.”
“Currently, our total production from both Alaska and Tennessee is approximately 3,300 boepd. We are well on our way to reaching our goal of 4,000 boepd before the end of the calendar year, which now appears conservative,” concluded Mr. Boruff.

First Quarter Highlights

•
Total revenues were $13.0 million for the first quarter of fiscal 2014 compared to $8.3 million in the first quarter of fiscal 2013 due to increased production coupled with an increase in average realized prices.

•	On June 20, 2013, we brought online RU-2A. The well averaged over 1,300 bopd during the first quarter of fiscal 2014 and is our highest producing oil well to date.

•	Average realized oil prices rose 5% to $104.57 per barrel in the first quarter of fiscal 2014 compared with $99.59 in the first quarter of fiscal 2013.

•
Net production increased by 62% to 125,080 BOE for the first quarter of fiscal 2014 compared with 77,079 BOE in the first quarter of fiscal 2013. The increase in production was primarily due to new production coming online from our RU-2A oil sidetrack and our RU-3 and RU-4 gas wells. Additionally, production increased due to operations in Tennessee, as a result of new production from reworks and increased ownership in existing wells.

•
Net cash used in operating activities for the first quarter of fiscal 2014 totaled $4.4 million, down $8.0 million from the $3.6 million net cash provided by operating activities for the same period in fiscal 2013. The decrease resulted primarily from an unfavorable shift in the timing of cash receipts in the ordinary course of business.

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MILL Reports First Quarter Results

September 9, 2013

•	Invested $16.0 million in capital expenditures during the first quarter of fiscal 2014, primarily to accelerate oil development opportunities in Alaska.

•	Raised a total of $22.0 million in net proceeds through sales of our Series C Preferred Stock at an average price of $20.45, net of issuance costs.

•	Named Cook Inlet Energy (CIE) CEO, David Hall, Chief Operating Officer of Miller Energy.
Subsequent to the end of the first quarter of fiscal 2014, on August 5, 2013, we amended our credit facility with Apollo Investment Corporation to provide for an additional $20 million to fund drilling operations at an initial interest rate of 9% (which may increase to 18% if not repaid in full by January 31, 2014). For the full terms of this amendment, please refer to our filings with the Securities and Exchange Commission online at www.sec.gov.

First Quarter Results
As noted above, revenues were $13.0 million in the first quarter of fiscal 2014 compared to $8.3 million in the first quarter of the prior fiscal year, an increase of approximately 57% year-over-year, due to increased production coupled with an increase in average realized prices. The increase in production was primarily due to new production coming online from the RU-2A oil sidetrack, as well as our RU-3 and RU-4 gas wells. The Company was able to monetize excess gas produced from RU-3 and RU-4 under a new gas sales contract announced early in the first quarter of fiscal 2014. The increase in production was also attributable to reworks and increased ownership in existing wells in Tennessee.
Costs and direct expenses rose to $19.2 million in the first quarter of fiscal 2014 from $13.3 million in the first quarter of the prior fiscal year. Oil and gas operating costs increased to $6.3 million in the first quarter of fiscal 2014 compared with $4.0 million in the first quarter of the prior fiscal year. General and administrative expenses were $6.4 million in the first quarter of fiscal 2014 compared with $5.3 million in the first quarter of fiscal 2013, primarily due to an increase in professional fees, employee benefits, and salaries, partially offset by a decrease in stock-based compensation. Depreciation, depletion and amortization expense rose to $5.7 million in the first quarter of fiscal 2014 compared with $3.1 million in the first quarter of fiscal 2013, primarily as a result of increased production from our Alaska properties and Rig-35 being in service.
Operating loss for the first quarter of fiscal 2014 was $6.2 million compared with an operating loss of $5.0 million in the first quarter of the prior fiscal year.
Other expense increased to $5.4 million in the first quarter of fiscal 2014 compared with $8.7 million in other income in the first quarter of fiscal 2013. The fiscal 2013 results included an $8.9 million gain on derivatives, including a $4.3 million gain from the termination of commodity derivative contracts. The fiscal 2014 period included a loss on derivatives of $3.1 million.
The Company recorded a net loss attributable to common stockholders of $9.4 million, or $0.22 per diluted share, for the first quarter of fiscal 2014, compared to net income attributable to common stockholders of $0.2 million, or $0.00 per diluted share for the same period in fiscal 2013. The loss is primarily due to an increase in operating costs related to increased production and drilling activities in Alaska; an increase in interest expense due to higher debt balances and less interest capitalized; and a loss on commodity derivatives.

Outlook
Miller Energy expects to focus on the drilling of Sword and additional development of the Redoubt Shoals and West McArthur River fields over the remainder of fiscal 2014.
Based on the successes it has experienced with the reworks on RU-1A, RU-2A, and the two new gas wells RU-3 and RU-4, the Company expects to reach at least 4,000 boepd production before the end of calendar 2013. This would represent an increase of approximately 2,800 boepd from the same period a year ago, or an increase of 233%.

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MILL Reports First Quarter Results

September 9, 2013

Investor Conference Call
Mr. Scott Boruff, CEO of Miller Energy, Mr. David Voyticky, President and Acting CFO, and Mr. David Hall, COO, will host Miller's fiscal 2014 first quarter earnings call. To attend the call, please use the dial in information below. When prompted, ask for the "Miller Energy Resources Q1 2014 conference call".

Date:	September 10, 2013
Time:	4:30 pm Eastern Time US
Dial-In (U.S.):	+1-877-941-4774
International Dial-In:	+1-480-629-9760
Conference ID:	4639543
Webcast:	http://public.viavid.com/index.php?id=106018

Please dial in at least 10-minutes before the call to ensure timely participation.

A playback of the call will be available until 7:30 p.m. ET on September 10, 2013 to 11:59 p.m. ET on September 30, 2013. To listen, call +1-877-870-5176 within the United States or +1-858-384-5517 when calling internationally. Please use the replay pin number 4639543.

About Miller Energy Resources
Miller Energy Resources is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller's focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Mississippian Lime and Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee. The Company's common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information
Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the potential for Miller to experience additional operating losses; material weaknesses in Miller's internal control over financial reporting and the need to enhance Miller's management, systems, accounting, controls and reporting performance; high debt costs under Miller's existing senior credit facility; potential limitations imposed by debt covenants under the senior credit facility on Miller's growth and ability to meet our business objectives; Miller's ability to meet the financial and production covenants contained in the Apollo Credit Facility; whether Miller are able to complete or commence drilling projects within the expected time frame; litigation risks; the ability to perform under the terms of oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; uncertainties related to deficiencies identified by the SEC in our Form 10-K for 2011; Miller's ability to successfully acquire, integrate and exploit new productive assets in the future; whether Miller can establish production on certain leases in a timely manner before expiration; the ability to complete the work commitments required as terms of the Susitna Basin Exploration Licenses; the ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; Miller's experience with horizontal drilling; risks associated with the hedging of commodity prices; the dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska; the impact of natural disasters on our Cook Inlet Basin operations; the effect of global market conditions on the ability to obtain reasonable financing and on the prices of Miller's common and Series C Preferred Stock; the imprecise nature

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MILL Reports First Quarter Results

September 9, 2013

of our reserve estimates; risks related to drilling dry holes or wells without commercial quantities of hydrocarbons; fluctuating oil and gas prices and the impact on Miller's results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; strong industry competition; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; new regulation on derivative instruments used to manage risk against fluctuating commodity prices; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on our common stock for some time; cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates; the junior ranking of the Series C Preferred Stock to the Series B Preferred Stock and all indebtedness; the ability to pay dividends on the Series C Preferred Stock; whether the Series C Preferred Stock is rated; the ability of the Series C Preferred Stockholders to exercise conversion rights upon a Change of Control; fluctuations in the market price of the Series C Preferred Stock; whether additional shares of Series C Preferred Stock or additional series of preferred stock that rank on parity with the Series C Preferred Stock are issued; the very limited voting rights held by Series C Preferred Stockholders; the newness of the Series C Preferred Stock and its limited trading market; risks related to the continued listing of the Series C Preferred Stock on the NYSE; and the effect of the change of control conversion feature of the Series C Preferred Stock on a potential change in control. Additional information on these and other factors, which could affect Miller's operations or financial results, are included in Miller Energy Resources, Inc.'s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2013. Miller Energy Resources, Inc.'s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

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MILL Reports First Quarter Results

September 9, 2013

MILLER ENERGY RESOURCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(dollars in thousands, except per share data)

	July 31, 2013	April 30, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,125	$2,551
Restricted cash	3,946	7,531
Accounts receivable	8,008	3,204
Alaska production tax credits receivable	18,355	12,713
Inventory	2,518	3,382
Prepaid expenses and other	4,176	1,183
	40,128	30,564
OIL AND GAS PROPERTIES, NET	503,822	486,009
EQUIPMENT, NET	42,460	42,876
OTHER ASSETS:
Land	542	542
Restricted cash, non-current	11,196	10,207
Deferred financing costs, net	4,386	4,666
Other assets	556	541
	$603,090	$575,405
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$27,279	$13,129
Accrued expenses	6,914	6,338
Short-term portion of derivative instruments	1,707	842
Current portion of long-term debt	6,000	6,000
	41,900	26,309
OTHER LIABILITIES:
Deferred income taxes	152,911	157,530
Asset retirement obligation	20,192	19,890
Long-term portion of derivative instruments	1,654	—
Long-term debt, less current portion	51,577	51,559
	268,234	255,288
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY:
Series C cumulative preferred stock, redemption amount of $64,386	53,663	31,236

STOCKHOLDERS' EQUITY:
Common stock, $0.0001 par, 500,000,000 shares authorized, 43,584,959 and 43,444,694 shares issued and outstanding, respectively	4	4
Additional paid-in capital	89,913	88,184
Retained earnings	191,276	200,693
	281,193	288,881
	$603,090	$575,405

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MILL Reports First Quarter Results

September 9, 2013

MILLER ENERGY RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended July 31,
	2013	2012
REVENUES:
Oil sales	$12,258	$7,646
Natural gas sales	270	83
Other	480	533
	13,008	8,262
OPERATING EXPENSES:
Oil and gas operating	6,265	3,974
Cost of other revenue	284	548
General and administrative	6,360	5,305
Exploration expense	286	29
Depreciation, depletion, and amortization	5,692	3,125
Accretion of asset retirement obligation	297	284
	19,184	13,265
OPERATING LOSS	(6,176)	(5,003)
OTHER INCOME (EXPENSE):
Interest expense, net	(2,281)	(131)
Gain (loss) on derivatives, net	(3,076)	8,941
Other expense, net	(14)	(75)
	(5,371)	8,735
INCOME (LOSS) BEFORE INCOME TAXES	(11,547)	3,732
Income tax benefit (expense)	4,619	(1,121)
NET INCOME (LOSS)	(6,928)	2,611
Accretion of preferred stock	(453)	(2,422)
Series C accumulated dividends	(2,036)	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(9,417)	$189

INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.22)	$0.00
Diluted	$(0.22)	$0.00
WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	43,455,054	41,425,645
Diluted	43,455,054	43,807,338

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MILL Reports First Quarter Results

September 9, 2013

MILLER ENERGY RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
 (dollars in thousands)

	Three Months Ended July 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,928)	$2,611
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion, and amortization	5,692	3,125
Amortization of deferred financing fees	280	—
Expense from issuance of equity	1,666	2,075
Dry hole costs, leasehold impairments, and non-cash exploration expenses	157	—
Deferred income tax (benefit) expense	(4,619)	1,121
Unrealized (gain) loss on derivative instruments, net	2,519	(4,880)
Accretion of asset retirement obligation	297	284
Changes in operating assets and liabilities:
Receivables	(4,804)	227
Inventory	946	(259)
Prepaid expenses and other assets	(669)	(1,616)
Accounts payable and accrued expenses, and other	1,032	920
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(4,431)	3,608

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for oil and gas properties	(15,235)	(4,714)
Prepayment of drilling costs	(2,339)	—
Purchase of equipment and improvements	(739)	(4,611)
Proceeds from sale of equipment	—	2,000
NET CASH USED IN INVESTING ACTIVITIES	(18,313)	(7,325)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(1,315)	—
Payments on debt	—	(24,130)
Debt acquisition costs	—	(3,757)
Proceeds from borrowings	—	40,000
Redemption of preferred stock	—	(11,240)
Issuance of preferred stock	23,508	—
Equity issuance costs	(1,534)	—
Exercise of equity rights	63	125
Restricted cash	2,596	640
NET CASH PROVIDED BY FINANCING ACTIVITIES	23,318	1,638
NET CHANGE IN CASH AND CASH EQUIVALENTS	574	(2,079)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,551	3,971
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,125	$1,892
SUPPLEMENTARY CASH FLOW DATA:
Cash paid for interest	$694	$4,697
SIGNIFICANT NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capital expenditures in accounts payable and accrued expenses	$(12,991)	$(2,282)
Reduction of oil and gas properties from applications for Alaska production tax credits	$5,642	$—

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MILL Reports First Quarter Results

September 9, 2013

About Adjusted Non-GAAP Financial Measures
To supplement the Company's condensed consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use non-GAAP adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including that in our public filings. The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company's performance and liquidity by excluding certain expenses and expenditures that may not be indicative of "recurring core business operating results", meaning operating performance excluding non-cash amortization charges for intangibles, after-tax non-cash stock-based compensation expense and non-cash goodwill impairment. Miller Energy believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing performance and when planning, forecasting and analyzing future periods. This non-GAAP financial measure also facilitates management's internal comparisons to historical performance and liquidity as well as comparisons to competitors' operating results. The Company believes this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) it is used by our institutional investors and the analyst community to help them analyze the health of the business.

Adjusted EBITDA Reconciliations

	For the Three Months Ended July 31,
	2013	2012
	(dollars in thousands)
Income (loss) before income taxes	$(11,547)	$3,732
Adjusted by:
Interest expense, net	2,281	131
Depreciation, depletion, and amortization	5,692	3,125
Accretion of asset retirement obligation	297	284
Exploration expense	286	29
Stock-based compensation	1,666	2,075
Unrealized (gain) loss on derivatives	2,519	(4,880)
Adjusted EBITDA	$1,194	$4,496

For more information, please contact the following:

MZ Group
Derek Gradwell
SVP, Natural Resources
Phone: 949-259-4995
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us